EXHIBIT 10.5

GUARANTY

FOR VALUABLE CONSIDERATION, Edible Garden AG Incorporated, a Delaware corporation ("Guarantor"), unconditionally guarantees and promises to pay to NJD Investments, LLC, a Michigan limited liability company (“Lender”), or order, on demand, in lawful money of the United States, any and all indebtedness of 2900 Madison Ave Holdings, LLC, a Michigan limited liability company ("Borrower"), to Lender which remains unpaid after Lender has foreclosed on that certain mortgage (“Mortgage”) and security agreement (“Security Agreement”) both of even date herewith, which secure all sums which may become due to Lender by Borrower under that certain Promissory Note, as defined below. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower now or hereafter made, incurred or created, whether voluntary or involuntary, and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred from any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable. This Guaranty specifically includes any and all sums which may become due to Lender by Borrower under that certain Promissory Note dated August 30, 2022 in the amount of $1,136,000 (the “Promissory Note”), but is limited to any and all sums which remain due to Lender by Borrower after such time as Lender has foreclosed on the Mortgage and Security Agreement.

1. The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor to the extent there is a deficiency in payment following Lender’s foreclosure under the Mortgage and Security Agreement, whether such action is brought against Borrower or whether or not Borrower is joined in any such action or actions.

2. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine. Lender may without notice assign this guaranty in whole or in part.

3. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Until all indebtedness of Borrower to Lender has been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender. Lender shall foreclose, either by judicial foreclosure or by exercise of power of sale, any security for the indebtedness, and even though the foreclosure may destroy or diminish Guarantor's rights against Borrower, and Guarantor shall be liable to Lender for any part of the indebtedness remaining unpaid after the foreclosure. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guaranty and of the existence, creation or incurring of new or additional indebtedness.

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4. Guarantor agrees to pay reasonable attorney's fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty. Further, Guarantor agrees that if the services of an attorney are required by Lender to enforce the judgment rendered in connection with this Guaranty, the judgment creditor shall be entitled to reasonable attorney's fees, costs and other expenses, and such fees, costs and expenses shall be recoverable as a separate item. This provision shall be separable from all other provisions of this Guaranty, shall survive any judgment, and shall not be deemed merged into the judgment.

5. At such time at the Promissory Note is paid in full, and any costs, reasonable fees and damages related to default thereunder are paid in full, including actions under the Mortgage or Security Agreement, this Guaranty shall be returned by Lender to Guarantor and shall be of no further force or effect.

6. This Agreement shall be governed by and construed according to the laws of the State of Michigan.

Edible Garden AG Incorporated

Dated: August 30, 2022	By:	/s/ James E. Kras
By: Jim Kras, Chief Executive Officer

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